UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 22, 2015

Tompkins Financial Corporation

(Exact Name of Registrant as specified in Charter)

New York	1-12709	16-1482357
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

The Commons, PO Box 460, Ithaca, New York	14851
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(607) 273-3210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On January 28, 2015, Tompkins Financial Corporation, (the “Company”) issued a press release announcing its earnings for the calendar quarter ended December 31, 2014. A copy of the press release is attached to this Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02(b)    Departure of Directors or Certain Officers

Director James R. Hardie has reached the mandatory retirement age of 72 as outlined in Article IV, Section 4 of the Company’s Second Amended and Restated Bylaws and will, therefore, not stand for re-election to the Company’s Board of Directors at the 2015 Annual Meeting of Shareholders.

On January 22, 2015, Director William D. Spain, Jr. requested that he not be considered for re-nomination to the Company’s Board of Directors at the 2015 Annual Meeting of Shareholders.

Item 8.01    Other Events

On January 28, 2015, the Company issued a press release announcing that its Board of Directors approved payment of a regular quarterly cash dividend of $0.42 per share, payable on February 17, 2015, to common shareholders of record on February 9, 2015. A copy of the press release is attached to this Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c)  Not applicable.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Tompkins Financial Corporation dated January 28, 2015
99.2	Press Release of Tompkins Financial Corporation dated January 28, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMPKINS FINANCIAL CORPORATION

Date: January 28, 2015	By:	/s/ Stephen S. Romaine
Stephen S. Romaine President and CEO

INDEX TO EXHIBITS

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release of Tompkins Financial Corporation dated January 28, 2015
99.2	Press Release of Tompkins Financial Corporation dated January 28, 2015